UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9955 Mesa Rim Road, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2023, Biocept, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2023. A copy of the press release and accompanying information is attached as Exhibit 99.1 to this current report.

The information in this Item 2.02, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether filed before or after the date hereof regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on May 10, 2023, the Company’s stockholders’ equity as of March 31, 2023 was $2.4 million. As a result, the Company does not satisfy one of The Nasdaq Capital Market continued listing requirements set forth in Nasdaq Stock Market Rule 5550(b) (the “Rule”).

The Company expects to receive a formal notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) on or about May 15, 2023 to formally notify the Company of non-compliance with the Rule. The Company discussed the noncompliance with the Rule with Nasdaq on May 12, 2023.

Pursuant to the Notice and Nasdaq rules, the Company will have 45 calendar days after receipt of the Notice to submit a plan to regain compliance with the Rule. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for the Company to provide evidence of compliance. There can be no assurance that the Company will be able to regain compliance with the Rule.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2023, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The following is a brief description of each matter voted upon at the Special Meeting, as well as the number of votes with respect to each matter. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest whole number.

Proposal 1. Approval of a Series of Alternate Amendments to our Amended and Restated Certificate of Incorporation to Authorize the Board of Directors to Implement a Reverse Stock Split of our Common Stock

The Company’s stockholders approved a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Company’s Board of Directors (the “Board”), a reverse stock split of the Company’s common stock at a ratio between 1-for-15 and 1-for-30, inclusive as determined by the Board in its sole discretion. The final voting results, including 300,000,000 votes represented by the share of Series B Preferred Stock voted in the same proportion as the votes cast by shares of common stock on Proposal 1, are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
186,084,407	116,708,364	73,495	0

Proposal 2. Approval of the Authorization to Adjourn the Special Meeting

The Company’s stockholders approved the authorization to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 1, but this authorization is moot as Proposal 1 passed. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,574,843	2,758,298	95,195	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.

Dated: May 15, 2023	By:	/s/ Samuel D. Riccitelli
	Name:	Samuel D. Riccitelli
	Title:	Interim President and Chief Executive Officer